UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 28, 2009

Lazard Ltd

(Exact Name of Registrant as Specified in Its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-32492	98-0437848
(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, 2 Church Street, Hamilton, Bermuda	HM 11
(Address of Principal Executive Offices)	(Zip Code)

441-295-1422

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On July 29, 2009, Lazard Ltd issued a press release announcing financial results for its fiscal second quarter ended June 30, 2009. A copy of Lazard Ltd’s press release containing this information is being furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Lazard Ltd under the Securities Act of 1933 or the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 28, 2009, the Board of Directors of Lazard Ltd (the “Board”) elected Laurent Mignon, Chief Executive Officer of Natixis, to its Board. A copy of the press release announcing this information is being furnished as Exhibits 99.1 to this Current Report on Form 8-K. In connection with an investment by Natixis (formerly, IXIS Corporate & Investment Bank) in Lazard Ltd (“Lazard”) at the time of our initial public offering, Lazard agreed to nominate one person designated by Natixis to the Board. Mr. Mignon is the Natixis nominee to the Board. For a description of this and other arrangements with Natixis, please see Lazard’s 2009 proxy statement filed on March 16, 2009.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Report on Form 8-K:

99.1	Press Release issued on July 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 29, 2009

LAZARD LTD

By:	/s/ Scott D. Hoffman
	Name:	Scott D. Hoffman
	Title:	Managing Director and General Counsel

EXHIBIT INDEX

99.1	Press Release issued on July 29, 2009.